EXHIBIT 99.3

News Release

FOR IMMEDIATE RELEASE: May 24, 2017

GREAT LAKES DREDGE & DOCK CORPORATION
ANNOUNCES COMPLETION OF REFINANCING TRANSACTIONS

OAK BROOK, Ill., May 24, 2017 -- Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD) (“Great Lakes” or the “Company”) announced today that it had completed its previously-announced private offering of $325 million of 8.000% Senior Notes due 2022 (the “2022 Notes”).

Great Lakes also announced that it used today a portion of the net proceeds from its sale of the 2022 Notes to purchase (the “Tender Settlement”) approximately $186.1 million of its $275.0 million aggregate principal amount of 7.375% Senior Notes due 2019 (the “2019 Notes”) that were validly tendered and not validly withdrawn in accordance with the terms and conditions of its previously-announced tender offer for the 2019 Notes, which commenced on May 12, 2017 (the “Tender Offer”). Holders who timely and validly tendered their 2019 Notes received consideration of $1,004.00 per $1,000 principal amount of 2019 Notes, plus accrued and unpaid interest on those 2019 Notes to, but excluding today’s final settlement date, in accordance with the terms of the Company’s Offer to Purchase, dated May 12, 2017.

Great Lakes also today called for the redemption all of the 2019 Notes that remain outstanding following today’s Tender Settlement at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding the redemption date (the “Redemption”). The Redemption of such remaining 2019 Notes will be funded with a portion of the net proceeds from today’s sale of the 2022 Notes, and is expected to occur on June 23, 2017.

Following the funding of the Tender Settlement and the Redemption, the Company intends to use the remaining net proceeds from today’s sale of the 2022 Notes to repay a portion of the outstanding indebtedness under its senior secured revolving credit facility.

For additional information regarding (i) the completion of the offering of 2022 Notes, (ii) the Tender Settlement or (iii) the Redemption, please see the Current Report on Form 8-K that the Company expects to file with the Securities and Exchange Commission later today.

This press release is for informational purposes only and shall not constitute, or be deemed to constitute, a notice of redemption of the 2019 Notes under the indenture governing the 2019 Notes. This press release is neither an offer to purchase or an offer to sell, nor a solicitation of an offer to sell or to purchase, any securities, nor is it a solicitation for acceptance of the Tender Offer.

The Company

Great Lakes is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also a significant provider of environmental and infrastructure services on land and water. Great Lakes employs civil, ocean and mechanical engineering staff in its estimating, production and project management functions. In its 127-year history, Great Lakes has never failed to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-

based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future events.

Factors that could affect actual results include but are not limited to corporate developments that could preclude, impair or delay certain of the above-described transactions; changes in the Company’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission.

Although Great Lakes believes that its plans, intentions and expectations reflected in this press release are reasonable, actual events could differ materially. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation

Abby Sullivan

Investor Relations

630-574-3024